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                                                                   Exhibit 3.2

                               The Rouse Company
                            Articles Supplementary

          The Rouse Company, a Maryland corporation (hereinafter called the "Corporation") having its principal office in Howard County, Maryland, certifies to the State of Department of Assessments and Taxation of Maryland that:

          FIRST: Pursuant to Title 3, Subtitle 8 of the Maryland General Corporation Law (the "MGCL"), the Board of Directors of the Corporation (the "Board of Directors"), by resolutions duly adopted at a duly called meeting held on February 24, 2000, provided that the Corporation elects to be subject to all of the provisions of Title 3, Subtitle 8 of the MGCL and, to further evidence such election, amended the Bylaws of the Corporation to provide that the Corporation elects to be subject to all of the provisions of Title 3, Subtitle 8 (i.e., Sections 3-801, 3-802, 3-803 and 3-804) of the MGCL.

          SECOND: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

          THIRD: The undersigned Chairman of the Board, President and Chief Executive Officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chairman of the Board, President and Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

          IN WITNESS WHEREOF, The Rouse Company has caused these presents to be signed in its name and on its behalf by its Chairman of the Board, President and Chief Executive Officer and attested by its Vice President, General Counsel and Secretary on February 24, 2000.


ATTEST:                                     THE ROUSE COMPANY


___________________________________         By:__________________________
Gordon H. Glenn                                 Anthony W. Deering
Vice-President, General Counsel                 Chairman of the Board,
and Secretary                                   President and
                                                Chief Executive Officer